Exhibit 4.1
FORM OF CERTIFICATE FOR 7.750%
SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

Number _________	____________ Shares CUSIP 33610F 307
SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS
FIRST POTOMAC REALTY TRUST
a Real Estate Investment Trust Organized Under the Laws of the State of Maryland

THIS CERTIFIES THAT

is the owner of
FULLY PAID AND NONASSESSABLE 7.750% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES, LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.001 PAR VALUE PER SHARE, OF
FIRST POTOMAC REALTY TRUST
(the “Trust”), transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Trust and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
Dated:

SECRETARY	CHIEF EXECUTIVE OFFICER
Countersigned and Registered:

American Stock & Transfer Company Transfer Agent and Registrar

FIRST POTOMAC REALTY TRUST
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT-		Custodian
TEN ENT	-as tenants by the entireties		(Cust)		(Minor)
JT TEN	-as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act of
(State)
          Additional abbreviations may also be used though not in the above list.
For Value Received,                                          hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)
_________________ of the 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________ Attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated: ________________________
X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

     The Series A Preferred Shares represented by this Certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, as amended, no Person may Beneficially or Constructively Own in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the Trust’s Series A Preferred Shares and no Person may Beneficially or Constructively Own Shares with an aggregate value in excess of 8.75% of the value of the outstanding Shares. If these or the other restrictions on transfer or ownership are violated, the Series A Preferred Shares represented hereby will automatically become Excess Shares or a purported Transfer in violation of the restrictions could be void ab initio. In addition, the Trust may take other actions, including redeeming Shares upon the terms and conditions specified by the Trustees in their sole and absolute discretion if the Trustees determine that ownership or a Transfer or other event may violate the restrictions described above.
     The securities represented by this certificate are subject to restrictions on ownership and transfer contained in the Declaration of Trust of the Trust for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. A copy of the Declaration of Trust and information about the restrictions in effect will be furnished by the Trust to any holder of this certificate upon request and without charge. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust. If the restrictions on ownership or transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in the Charitable Trust by the Trust.
     The Trust will furnish to any shareholder upon request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and the terms and conditions of redemption of the shares of each class authorized to issue and, with respect to the classes of shares which may be issued in series, the differences in the relative rights and preferences between the shares of each series, to the extent they have been set. Such request may be made to the Secretary of the Trust or to the Transfer Agent.